UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of the Company was held on July 20, 2011.

(b)
There were a total of 22,471,890 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 13,715,702 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposal was submitted by the Board of Directors to a vote of stockholders:

Proposal 1.  Election of Directors.  The following individuals were elected as directors for three year terms:

	FOR		WITHHELD		BROKER NON- VOTES
	No. of votes	Percentage of shares present	No. of Votes	Percentage of shares present	No. of votes
Patrick Sheaffer	13,543,770	98.75	171,932	1.25	--
Edward R. Geiger	13,548,323	98.78	167,379	1.22	--
Bess R. Wills	13,544,598	98.75	171,104	1.25	--

Based on the votes set forth above, Messrs. Sheaffer and Geiger and Ms. Wills were duly elected to serve as directors of the Company for a three year term expiring at the annual meeting of stockholders in 2014 and until their respective successors have been duly elected and qualified.

The terms of Directors Jerry C. Olson, Gary R. Douglass, Ronald A. Wysaske, Michael D. Allen and Gerald L. Nies continued.

Proposal 2. An advisory (non-binding) vote to approve our executive compensation.  This proposal received the following votes:

For	Percentage of shares present	Against	Percentage of shares present	Abstain	Percentage of shares present	Broker Non- Vote
13,018,111	94.91	371,923	2.71	325,668	2.38	--

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved by stockholders.

Proposal 3.  An advisory (non-binding) vote on whether an advisory vote on executive compensation should be held every one, two or three years. This proposal received the following votes:

One Year	Percent- age of shares present	Two Years	Percent- age of shares present	Three Years	Percent- age of shares present	Abstain	Broker Non-Vote
12,442,438	90.72	875,813	6.39	259,878	1.89	137,573	--

Based on the votes set forth above, an advisory vote on executive compensation to be held annually was approved by stockholders.

(c)             None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: July 21, 2011	/s/Kevin J. Lycklama
Kevin J. Lycklama
Chief Financial Officer
(Principal Financial Officer)

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